Exhibit 10.48
SCM MICROSYSTEMS, INC.
2007 STOCK OPTION PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 29, 2009
I. PURPOSES
     1.1 General Purpose. This Plan will serve as the successor to the Company’s 2000 Non-statutory Stock Option Plan (“2000 Plan”), the Company’s Amended 1997 Stock Plan (“1997 Plan”), and the Company’s 1997 Director Option Plan (“1997 Director Plan”), and seeks to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company. Stock awards granted under the 2000 Plan, the 1997 Plan and the 1997 Director Plan shall continue to be governed by the terms of such plans.
     1.2 Available Stock Awards. Non-Qualified Stock Options are the only form of stock award that may be granted under this Plan.
     1.3 Eligible Option Recipients. The persons eligible to receive Options are the Employees, Directors, and Consultants of the Company and its Affiliates.
II. DEFINITIONS
     2.1 “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries.
     2.2 “Annual Grant” shall have the meaning as defined in Section 7.2.
     2.3 “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 “Change in Control” means the occurrence of any of the following events:
     (i) The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, that will continue the business of the Company in the future;
     (ii) A merger, consolidation or similar transaction involving the Company;
     (iii) Any person or group who is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (for the purposes of this clause (iii), a member of a group will not be considered the Beneficial Owner of the securities owned by other members of the group);
     (iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Directors who either (i) are Directors of the Company as of the date the Plan first becomes effective pursuant to Article XV hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) of this Section 2.5, or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company; or
     (v) A dissolution or liquidation of the Company.
     2.6 “Code” means the Internal Revenue Code of 1986, as amended.
     2.7 “Committee” means a committee of one or more members of the Board (or officers who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.
     2.8 “Common Stock” means the common shares of the Company.
     2.9 “Company” means SCM Microsystems, Inc., a Delaware corporation.
     2.10 “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.
     2.11 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee to a Consultant or a Director will not constitute an interruption of Continuous Service. A leave of absence approved by the Company or an Affiliate, including sick leave, military leave, or any other personal leave will generally not be deemed to be an interruption in Continuous Service; provided, however, that the Board or the chief executive officer of the Company, in that party’s sole discretion, shall make such determination on a case by case basis.
     2.12 “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     2.13 “Designated 162(m) Group” means the group of Employees that includes any person who is or could become a Covered Employee in the determination of the Board.
     2.14 “Director” means a member of the Board of Directors of the Company.
     2.15 “Disability” means physical or mental incapacitation such that for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Options.
     2.16 “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.18 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ Global Market or NASDAQ Capital Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as published by Yahoo! Finance or such other source as the Board deems reliable;
     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as published by Yahoo! Finance or such other source as the Board deems reliable; or
     (iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
     2.19 “Initial Grant” shall have the meaning as defined in Section 7.1.
     2.20 “Misconduct” means any of the following: (i) the commission of any act of fraud, embezzlement or dishonesty by the Optionholder or Participant; (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent of Subsidiary); (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the

Company (or any Parent or Subsidiary) may consider grounds for dismissal or discharge of any Optionholder, Participant or other person in the service of the Company (or any Parent or Subsidiary).
     2.21 “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     2.22 “Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     2.23 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     2.24 “Option” means a Non-Qualified Stock Option granted pursuant to the Plan.
     2.25 “Option Grant Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Grant Agreement shall be subject to the terms and conditions of the Plan.
     2.26 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     2.27 “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     2.28 “Participant” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
     2.29 “Plan” means this SCM Microsystems, Inc. 2007 Stock Option Plan.
     2.30 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     2.31 “Securities Act” means the Securities Act of 1933, as amended.

     2.32 “Share Reserve” shall have the meaning as defined in Section 7.1.
III. ADMINISTRATION
     3.1 Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.
     3.2 Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
     (i) To determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Participant’s termination of service with the Company on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan.
     (ii) To approve one or more forms of Option Grant Agreements.
     (iii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Grant Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
     (iv) To amend the Plan or an Option as provided in Article XIII of the Plan.
     (v) To adopt sub-plans and/or special provisions applicable to Options regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.
     (vi) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Board.
     (vii) To accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Participant’s termination of service with the Company.
     (viii) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Option, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
     (ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
     3.3 Delegation to Committee.
     (i) General. The Board may delegate administration of the Plan to a Committee or Committees consisting of one or more members of the Board or one or more officers of the Company who are not members of the Board (to the extent allowed by law), and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee also may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan, and the Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
     (ii) Committee Composition when Common Stock is Publicly Traded. At any such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Options to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (B) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Options to eligible persons who are either (1) not then subject to Section 16 of the Exchange Act or (2) receiving an Option as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Option.
     3.4 Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
     3.5 Compliance with Section 16 of the Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provisions of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act, and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.
IV. SHARES SUBJECT TO THE PLAN
     4.1 Share Reserve. Subject to the provisions of Article XII of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Options shall not exceed three million five hundred thousand (3,500,000) shares of Common Stock (“Share Reserve”), provided that each share of Common Stock issued pursuant to an Option shall reduce the Share Reserve by one share.
     4.2 Reversion of Shares to the Share Reserve.
     (i) If any Option granted under this Plan shall for any reason (A) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or (B) be reacquired by the Company prior to vesting, the shares of Common Stock not acquired by Participant under such Option shall be retained by, revert or be added to the Share Reserve and become available for issuance under the Plan.
     (ii) Shares of Common Stock that are not acquired by a holder of an Option granted under the 2000 Plan, the 1997 Plan or the 1997 Director Plan shall not revert or be added to the Share Reserve or become available for issuance under the Plan.
     4.3 Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
V. ELIGIBILITY
     5.1 Eligibility for Specific Options. Options may be granted to Employees, Directors, and Consultants.
     5.2 Compliance with Section 162(m) of the Code. To the extent the Board determines that compliance with the exclusion for performance-based compensation within the meaning of Section 162(m) of the Code (“Performance-Based Exception”) is desirable, the following shall apply:
     (i) Section 162(m) Compliance. All Options granted to persons included in the Designated 162(m) Group may comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Option hereunder after such approval is required. In addition, if changes are made to Section 162(m) of the Code to permit flexibility with respect to the Options available under the Plan, the Board may, subject to this Section 5.2, make any adjustments to such Options as it deems appropriate.

     (ii) Annual Individual Limitations. Subject to the provisions of Article X relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than 200,000 shares of Common Stock during any calendar year; provided that in connection with his or her initial service, an Employee may be granted Options covering not more than an additional 200,000 shares of Common Stock, which shall not count against the limit set forth in the preceding sentence.
     5.3. Consultants.
     (i) A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-1 or S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.
     (ii) Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.
VI. TERMS AND CONDITIONS OF OPTIONS
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated Non-Qualified Stock Options at the time of grant. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     6.1 Term. No Option shall be exercisable after the expiration of seven years from the date it was granted.
     6.2 Exercise Price. The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     6.3 Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board and only to the extent set forth in the Option Grant Agreement: (1) by delivery to the Company of other

Common Stock, (2) pursuant to a “same day sale” program to the extent permitted by law, or (3) by some combination of the foregoing. In the absence of a provision to the contrary in the individual
     Optionholder’s Option Grant Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash, check, or pursuant to a “same day sale” program.
     Unless otherwise specifically provided in the Option Grant Agreement, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
     6.4 Transferability. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionholder, only by the Optionholder. If the Administrator makes an Option transferable, such Option or shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Administrator, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     6.5 Vesting Generally. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. Generally, however, it is anticipated that:
     (i) grants to Employees shall vest as to one fourth (1/4th) of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date;
     (ii) promotional grants and grants to new-hire Employees shall commence vesting on the one year anniversary of grant and vest one thirty-sixth (1/36th) monthly thereafter, such that the award is fully vested after four years of Continuous Service from the grant date; and
     (iii) top-up grants shall vest as to one forty-eighth (1/48th) of the total award on each monthly anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date.
     The provisions of this Section 6.5 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.
     6.6 Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or by the Company for Misconduct), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Grant Agreement and in no event later than the expiration of the term of such Option as set forth in the Option Grant Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Grant Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Grant Agreement, the Option shall remain exercisable for 90 calendar days following the termination of the Optionholder’s Continuous Service. This period may be adjusted by the Board in its discretion. Notwithstanding the foregoing, if the Optionholder’s Continuous Service is terminated for Misconduct, the Option shall immediately terminate as to any unexercised portion thereof, unless the individual Optionholder’s Option Grant Agreement provides otherwise.
     6.7 Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Grant Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Grant Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Grant Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Grant Agreement, the Option shall remain exercisable for twelve months following such termination. This period may be adjusted by the Board in its discretion.
     6.8 Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Grant Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.4 of the Plan, but only within such period of time as is specified in the Option Grant Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Grant Agreement). If, after death, the Option is not exercised within the time specified in the Option Grant Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Grant Agreement, the Option shall remain exercisable for twelve months following the Optionholder’s death. This period may be adjusted by the Board in its discretion.
     6.9 Extension of Termination Date. An Optionholder’s Option Grant Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or by the Company for Misconduct) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Grant Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth day after the last date upon which such sale would result in liability, or (2) two hundred ten days following the date of termination of the Optionholder’s employment or other service to the Company (and in no event later than the expiration of the term of the Option).
     6.10 Early Exercise Generally Not Permitted. The Company’s general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Grant Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.
VII. NON-DISCRETIONARY OPTIONS FOR CERTAIN DIRECTORS
     In addition to any other Options that any Director who is not an Employee may be granted on a discretionary basis under the Plan, each Director who is not an Employee shall be automatically granted without the necessity of action by the Board, the following Options.
     7.1 Initial Grant. On the date that a Director who is not an Employee commences service on the Board, an initial grant of Non-Qualified Stock Options shall automatically be made to that Director who is not an Employee (the “Initial Grant”). The number of shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the Initial Grant for a given newly-elected Director who is not an Employee prior to the date of grant for such Initial Grant, then the number shall be ten thousand (10,000) shares. If at the time a Director who is also an Employee or does not otherwise Qualify as an Outside Director commences service on the Board, such Director shall be entitled to an Initial Grant at such time as such Director subsequently is no longer an Employee or qualifies as an Outside Director and if such Director remains a Director.
     7.2 Annual Grant. An annual grant of Non-Qualified Stock Options(the “Annual Grant”) shall automatically be made to each Director who (i) is re-elected to the Board or who otherwise continues as a Director, (ii) qualifies as an Outside Director on the relevant grant date and (iii) has served as a Director for at least six months. The number of shares subject to this Annual Grant and other terms governing this Annual Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the Annual Grant, then the number shall be five thousand (5,000) shares. The date and time of grant of an Annual Grant is the date of the annual meeting of the Company’s stockholders and the time shall be immediately upon the adjournment of the annual meeting of the Company’s stockholders.
     7.3 Vesting. Initial Grants and Annual Grants granted pursuant to this Article VII shall vest as to one twelfth (1/12th) of the total award on each monthly anniversary of the grant date, such that the award is fully vested after one year of Continuous Service on the Board from the grant date.
     7.4 Termination of Continuous Service as a Director. In the event an Optionholder’s status as a Director terminates for any reason other than death, the Optionholder may exercise his or her Option granted under this Article VII to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within 90 calendar days following the date of such termination (and in no event later than the expiration of the term of such Option as set forth in the Option Grant Agreement). This period may be adjusted by the Board in its discretion, provided that the affected Optionholder shall be recused from such decision of the Board. If an Optionholder’s status as a Director terminates due to death, the Optionholder’s estate, a person who acquired the right to exercise the Option by bequest or inheritance, or a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.4 of the Plan must exercise the Option granted under this Article VII to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within twelve months following the date of such termination (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). This period may be adjusted by the Board in its discretion. If, after termination, an Option granted under this Article VII is not exercised within 90 calendar days or twelve months, as applicable, following the date of such termination, the Option shall terminate.
VIII. COVENANTS OF THE COMPANY
     8.1 Availability of Shares. During the term of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.
     8.2 Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Options unless and until such authority is obtained.
IX. USE OF PROCEEDS FROM STOCK
     Proceeds from the sale of Common Stock pursuant to Options shall constitute general funds of the Company.
X. CANCELLATION AND RE-GRANT OF OPTIONS
     10.1 Repricing and/or Cancellation of Options. Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Board shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionholders and stockholder approval, (i) the repricing of any outstanding Options under the Plan to lower the exercise price and/or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than one hundred percent of the Fair Market Value per share of Common Stock on the new grant date.

Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies. As set forth above, prior to the implementation of any such repricing or cancellation of one or more outstanding Options, the Board shall obtain the approval of the stockholders of the
     Company to the extent required by any NASDAQ, New York Stock Exchange, or other securities exchange listing requirements as appropriate, or applicable law.
     10.2 Effect of Cancellation. Shares subject to an Option cancelled under this Article X shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5.2 of the Plan. The repricing of an Option under this Article X, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5.2 of the Plan. The provisions of this Section 10.2 shall be applicable only to the extent required by Section 162(m) of the Code.
XI. MISCELLANEOUS
     11.1 Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate exercisability and/or vesting of any Option granted pursuant to the Plan upon a Change in Control or upon the death or Disability or termination of Continuous Service of the Participant. In furtherance of such power, the Board or Committee may accelerate the time at which an Option may be first exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in the Option Grant Agreement to the contrary.
     11.2 Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Option except to the extent that the Company has issued the shares of Common Stock relating to such Option.
     11.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.
     11.4 Investment Assurances. The Company may require a Participant, as a condition of exercising or redeeming an Option or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Option for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.
     11.5 Withholding Obligations. To the extent provided by the terms of an Option Grant Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of an Option or the acquisition, vesting, distribution, or transfer of Common Stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation or other amounts payable to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unnumbered shares of Common Stock.
     11.6 Section 409A. Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Options granted under this Plan shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed. In the event that the Company determines in good faith that any provision of this Plan does not comply with Section 409A of the Code, the Company may amend this Plan to the minimum extent necessary to cause the Plan to comply.
XII. ADJUSTMENTS UPON CHANGES IN STOCK
     12.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan may be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1 above, the maximum number of securities subject to award to any person pursuant to Section 5.2 above, and the number of securities subject to Initial Grants and Annual Grants to Directors that are not Employees under Article VII of the Plan, and the terms of the outstanding Options may be appropriately adjusted. The Board may make such adjustments in its sole discretion, and its determination shall be final, binding, and conclusive. For the avoidance of doubt, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.
     12.2 Adjustments Upon a Change in Control.
     (i) If a Change in Control occurs as defined in Section 2.5(i) through 2.5(iv), then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall have the power but not the obligation to: (1) assume or continue all or any part of the Options outstanding under the Plan or (2) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change in Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Options or to substitute similar stock awards for those outstanding under the Plan, then with respect to Options held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of an Option equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise price, times (y) the total number of shares then subject to such Option; (2) continue the Options; or (3) notify Participants holding an Option that they must exercise any portion of such Option (including, at the discretion of the Board, any unvested portion of such Option) at or prior to the closing of the transaction by which the Change in Control occurs and that the Options shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change in Control occurs. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change in Control occurs. The Board shall not be obligated to treat all Options, even those that are of the same type, in the same manner.
     (ii) In the event of a Change in Control as defined in Section 2.5(v), all outstanding Options shall terminate immediately prior to such event.
XIII. AMENDMENT OF THE PLAN AND OPTIONS
     13.1 Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of the Code, any NASDAQ, New York Stock Exchange, or other securities exchange listing requirements, or other applicable law or regulation.
     13.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
     13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder and/or to bring the Plan and/or Options granted under it into compliance therewith.
     13.4 No Material Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
     13.5 Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights of the Participant under any Option shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
XIV. TERMINATION OR SUSPENSION OF THE PLAN
     14.1 Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date that the Plan is approved by the stockholders of the Company, as the adoption of the Plan by the Board is conditioned upon such stockholder approval. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.
     14.2 No Material Impairment of Rights. Suspension or termination of the Plan shall not materially impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Participant.
XV. EFFECTIVE DATE OF PLAN
     The Plan shall become effective immediately following its approval by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board. No Options may be granted under the Plan prior to the time that the stockholders have approved the Plan.
XVI. CHOICE OF LAW
     The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules. The laws of jurisdiction and venue shall be governed by the laws of the county and city of San Francisco, California. Notwithstanding the foregoing, with respect to matters affecting the Plan that are addressed by the General Corporation Law of the State of Delaware, the laws of the State of Delaware shall control.